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                                                                     Exhibit a.2

            AMENDMENT NO. 1 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                                       OF

                       AIM SELECT REAL ESTATE INCOME FUND



                  This Amendment amends the Amended and Restated Agreement and Declaration of Trust dated May 15, 2002 (the "Declaration") of AIM Select Real Estate Income Fund (the "Trust").

                  WHEREAS, at a meeting of the Board of Trustees of the Trust held on June 11, 2002, the Trustees amended the Declaration by adopting resolutions (i) creating Preferred Shares which have been designated as Auction Rate Preferred Shares, and classifying such Preferred Shares as Series M, Series W, Series T and Series F Preferred Shares, and (ii) establishing the rights, preferences and privileges of such Auction Rate Preferred Shares pursuant to and as set forth in a Statement Establishing and Fixing the Rights and Preferences of Auction Rate Preferred Shares (the "Statement"); and

                  WHEREAS, the Board of Trustees desire to incorporate the resolutions into the Declaration by affixing the Statement thereto.

                  NOW THEREFORE, the Declaration

         1. The Declaration is hereby amended by adding, as Attachment A thereto, the Statement, which Statement is attached as Attachment I to this Amendment.

         2. All references in the Declaration to "this Agreement" shall mean the Declaration as amended by the Amendment.

         3. Except as specifically amended by the Amendment, the Declaration is hereby confirmed and remains in full force and effect.

         4. This Amendment is effective as of June 11, 2002.

         5. Pursuant to Section 9.7 of the Declaration, this Amendment may be executed by a duly authorized officer of the Trust.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of June 11, 2002



                                       By: /s/ Robert H. Graham
                                           -----------------------
                                           Name:  Robert H. Graham
                                           Title: President


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                                  ATTACHMENT I

Incorporated by reference to Attachment A of the Statement of Additional Information contained in Registrant's electronic filing of Registrant's Initial Registration Statement on Form N-2 under the Securities Act of 1933 on June 13, 2002, File Nos. 333-90388 and 811-21048.